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                                                                 EXHIBIT (j)(ii)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
   Van Kampen Tax Free High Income Fund:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
January 28, 2000